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                                                                   EXHIBIT 10.15

                          Streamline Facility Agreement

                               December 30, 2002

Quinton Cardiology Systems, Inc.
Quinton, Inc.
3033 Monte Villa Parkway
Bothell, WA  98021

Gentlemen:

         Reference is made to the Loan and Security Agreement between you ("Borrower") and us ("Silicon") dated December 30, 2002 (as amended, the "Loan Agreement"). (This letter agreement, the Loan Agreement, and all other written documents and agreements between us are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this agreement shall have the meanings set forth in the Loan Agreement.)

         This will confirm the agreement of Silicon and Borrower that upon the Borrower achieving Funded Debt to EBITDA of less than 1.0 to 1.0 (the "FDE Requirement") for six consecutive months after the date hereof, the following provisions shall apply, effective from and after the date thereof, so long as:
(i) Borrower continues to maintain the FDE Requirement on a monthly basis, (ii) Borrower maintains "Availability" (defined as the Credit Limit less the sum of (a) the principal amount of outstanding Loans, (b) the face amount of all outstanding Letters of Credit and (c) all Reserves) of at least $2,000, 000 (the "Minimum Availability Requirement") (or if Availability drops below the Minimum Availability Requirement, the Borrower fails within 5 Business Days thereof to repay the Obligations in such amounts to increase Availability above the Minimum Availability Requirement), (iii) no Default or Event of Default has occurred and is continuing; and (iv) Borrower is not in breach of its obligations under this Agreement (such application of the following provisions is referred to as the "Streamline Option"):

         1. Monthly Borrowing Base. Within 15 days after the end of each month, Borrower shall deliver to Silicon a Borrowing Base Certificate signed by the Chief Executive Officer, President, Chief Financial Officer or Controller of Borrower on Silicon's standard form, together with aged listings of accounts receivable and accounts payable, and transaction reports including sales, credit memoranda and collection journals and all other monthly reporting requirements set forth in the Loan Agreement.

         2. Changes to Reporting Requirements. Daily delivery to Silicon of transaction reports, schedules and assignments of Accounts, and schedules of collections, as called for by Section 4.3 of the Loan Agreement, will not be required, but

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rather shall be provided as set forth in Paragraph 1 above.

         3. Daily Delivery of Proceeds of Accounts Not Required. Borrower shall not be required to deliver the proceeds of Accounts to Silicon upon receipt as provided in Section 4.4 of the Loan Agreement; provided that if any Event of Default has occurred and is continuing, without limiting its other rights and remedies, Silicon shall have the right to require that all proceeds of all Accounts be delivered to Silicon upon receipt and in the form received.

         4. Standard Terms and Conditions Apply. Upon the earliest to occur of (a) a breach of the Minimum Availability Requirement, (b) the occurrence of a Default or Event of Default under the Loan Documents, or (c) a breach of Borrower's obligations under this Agreement, all of the respective terms and conditions of the Loan Agreement that have been modified by this Agreement will immediately revert to the respective standard terms and conditions as provided for in the Loan Agreement (without giving effect to this Agreement), which standard terms will immediately go back into effect without any further action on the part of Silicon or Borrower.

          This letter agreement, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, oral representations, oral agreements and oral understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

         If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement and return it to us.

                                               Sincerely yours,

                                               Silicon Valley Bank

                                               By /s/ Silicon Valley Bank
                                                 -------------------------------
                                                 Title__________________________

Accepted and agreed:

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Borrower:

 Quinton Cardiology Systems, Inc.

 By /s/ Michael Matysik
   -------------------------------
    President or Vice President

Borrower:

 Quinton, Inc.

 By /s/ Michael Matysik
   -------------------------------
    President or Vice President

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